Exhibit 99.01

PRESS RELEASE

Shopping.com Reports 38% Growth in Revenue and 72% Growth in Net

Income Over Prior Year Quarter

Brisbane, Calif. – April 27, 2005 – Shopping.com Ltd. (Nasdaq: SHOP), a leading online comparison shopping service, today reported financial results for the quarter ended March 31, 2005.

“Shopping.com’s focus on delivering the best shopping experience online for both consumers and merchants resulted in strong revenue and profit growth as well as record traffic in the first quarter,” commented Dan Ciporin, chairman and CEO of Shopping.com. “We are excited not only about growth in the core business during this past quarter but momentum internationally where the launch of Shopping.com in France marks an important step toward making cross-border ecommerce a reality for consumers and merchants alike and demonstrates the value of our global model.”

Financial and Operating Results

Revenue – Shopping.com reported revenue of $28.9 million for the first quarter of 2005, a 38 percent increase over the first quarter of 2004. The Company attributed its revenue growth to increases in both the volume of leads it provided to merchants and sponsors and the average revenue generated per lead.

Net Income – The Company reported first quarter net income of $3.9 million or $0.12 per share on a diluted basis, as compared to $2.2 million or $0.09 on a diluted basis, in the first quarter of 2004. Adjusted Net Income, which excludes stock based compensation and amortization of intangibles, was $4.4 million or $0.14 on a diluted share basis in the first quarter of 2005.

Adjusted EBITDA – The Company’s Adjusted EBITDA was $4.8 million in the first quarter of 2005.

See “Use of Non-GAAP Financial Information” below for an explanation of Adjusted EBITDA and Adjusted Net Income. A table reconciling Adjusted EBITDA and Adjusted Net Income to GAAP net income is included with the condensed consolidated financial statements attached to this release.

Traffic – With approximately 24 million unique visitors in March, an increase of 30 percent over the same period in 2004, Shopping.com remains the most popular comparison shopping site online and the third most visited retail site online behind eBay and Amazon. (comScore Media Metrix, March 2005)

Shopping.com has also provided a metrics table attached to this press release providing additional detail and historical information on metrics that management believes are helpful to investors.

Business Outlook

“Momentum in our fundamentals and key growth initiatives will continue as we seek to strengthen our leadership in comparison shopping and the growth associated with it on a global basis,” added Mr. Ciporin.

Shopping.com expects total revenue for the second quarter of 2005 to be in the range of $28 million to $29 million and Adjusted Net Income to be in the range of $2.3 million to $2.8 million based on typical seasonal patterns and ongoing investment in international and category expansion. Adjusted Net Income on a diluted share basis is expected to range from $0.07 to $0.09 for the second quarter. The Company maintains its full year 2005 guidance for revenues in the range of $125 million to $132 million and Adjusted EBITDA in the range of $24 million to $26 million which corresponds to 2005 Adjusted Net Income in the range of $22 million to $24 million, or $0.66 to $0.72 on a diluted share basis.

Shopping.com intends to provide financial results and guidance on Adjusted Net Income, rather than an Adjusted EBITDA basis going forward as it believes this measure is more representative of its business and therefore of greater value to investors.

The Company does not provide a complete reconciliation of adjusted forecasts to the forecast on a GAAP basis because information relating to the variable accounting for repriced stock options is not accessible on a forward-looking basis and its probable significance is therefore not determinable. The reconciliation of Adjusted Net Income to GAAP includes all information reasonably available to the Company at the date of this press release.

Use of Non-GAAP Financial Information

In order to fully assess our financial operating results, management believes that Adjusted Net Income and Adjusted EBITDA are appropriate measures of evaluating our operating performance because they provide investors with additional tools to compare business performance across companies and across periods. The Company’s Adjusted EBITDA is equal to GAAP net income/loss plus deemed dividend, interest expense, provision for income taxes, depreciation, amortization, stock based compensation, and restructuring and other charges, and less interest and other income, net. The Company’s Adjusted Net Income is equal to GAAP net income/loss excluding compensation expense from variable stock options and amortization of intangibles. Neither Adjusted EBITDA nor Adjusted Net Income is a measure of liquidity calculated in accordance with generally accepted accounting principles (“GAAP”), and should be viewed as a supplement to, not a substitute for, results of operations presented on a GAAP basis. Our management uses Adjusted Net Income and Adjusted EBITDA as measures of operating performance to assist in comparing performance from period to period on a consistent basis, and as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations. In addition, Shopping.com used this measurement in the past and believes that it is important to provide investors and other interested persons with a consistent basis for comparison between quarters. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, cash flow from operations, net income, or other measures of financial performance prepared in accordance with GAAP.

Conference Call Details

The Shopping.com First Quarter 2005 teleconference and webcast is scheduled to begin at 5:00 p.m. Eastern Time, on Wednesday, April 27, 2005. To access the live webcast, please visit the investor relations section of the Company’s website http://www.shopping.com at least 30 minutes prior to the scheduled time to download any necessary audio or plug-in software. An audio replay of the call will also be available to investors beginning at 7:00 p.m. ET on April 27, 2005, through May 11, 2005, by dialing (800) 405-2236 and entering the passcode 11027709#.

About Shopping.com

Shopping.com Ltd. is a leading online comparison shopping service. The Company gathers product and merchant data from across the Internet, organizes and structures it into a comprehensive catalog, and presents the resulting information to consumers in a user-friendly interface. Shopping.com was launched in 2003 as the new brand and corporate identity of Dealtime.com, founded in 1997, and Epinions.com, founded in 1999.

Safe Harbor Statement

Except for the historical statements contained herein, the foregoing release contains forward-looking statements, including statements regarding, among other matters, our future financial performance, including expected revenues, Adjusted EBITDA and Adjusted Net Income for the second quarter of and full year 2005. These forward-looking statements are subject to risks and uncertainties, and actual results could differ materially due to many factors, including difficulties in forecasting consumer behavior and recognizing or responding to emerging trends, changing consumer preferences or competitive factors, market acceptance of our new products and product enhancements, our ability to manage our CEO succession process, litigation developments, the ability to maintain or expand our customer and partner relationships and other risks and uncertainties. As a relatively short announcement, this press release cannot present a full discussion of such risks. Please consult the various reports and documents filed by Shopping.com with the U.S. Securities and Exchange Commission, including but not limited to Shopping.com’s annual report on Form 10-K for further information on factors potentially affecting the Company’s future financial results. As a result of these uncertainties, the Company’s actual results in the future may differ materially from management’s expectations. All forward-looking statements are made as of the date hereof and Shopping.com disclaims any responsibility to update or revise any forward-looking statement provided in this news release. The results for the first quarter of 2005 are not necessarily indicative of Shopping.com’s operating results for any future periods.

Investor Relations Contacts:	Press Contact:
Alex Wellins	Lynn Brinton

The Blueshirt Group	VP, Corporate Communications

415-217-7722	650-616-6532

alex@blueshirtgroup.com	lbrinton@shopping.com

###

(TABLES TO FOLLOW)

Shopping.com Ltd.

Consolidated Income Statement

(amounts in thousands, except per share amounts)

	Three Months Ended
	March 31, 2004	March 31, 2005
Revenues	$20,985	$28,866

Operating expenses:
Cost of revenues	1,084	1,522
Research and development	2,500	3,053
Sales and marketing	10,449	16,652
General and administrative	2,362	3,763
Stock-based compensation	2,012	398
Amortization	176	176
Restructuring and other nonrecurring charges	319	—

Total operating expenses	18,902	25,564

Income from operations	2,083	3,302

Interest and other income, net	168	607

Income before income taxes	2,251	3,909

Provision for income taxes	(6)	(47)

Net income	2,245	3,862

Deemed dividend	—	—

Net income (loss) attributable to ordinary shareholders	$2,245	$3,862

Earnings (loss) per share:

Basic	$0.10	$0.13
Diluted	$0.09	$0.12

Weighted average shares used in EPS:

Basic	21,433	29,564
Diluted	24,021	31,602

Shopping.com Ltd.

Consolidated Balance Sheet

(amounts in thousands)

	December 31, 2004	March 31, 2005
Assets
Current assets:
Cash and cash equivalents	$59,201	$47,017

Marketable securities	82,088	95,837

Accounts receivable, net	15,577	13,378
Prepaid expenses and other current assets	2,281	2,132

Total current assets	159,147	158,364
Property and equipment, net	5,712	6,507
Goodwill	16,814	16,814
Restricted cash	87	95
Other assets	2,288	2,305

Total assets	$184,048	$184,085

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,565	$1,647
Payroll and benefit related liabilities	4,238	2,476
Accrued marketing expenses	7,914	4,220
Other payables and accrued expenses	5,429	6,267

Total current liabilities	19,146	14,610
Accrued severance liability	425	458

Total liabilities	19,571	15,068

Shareholders’ Equity:
Preferred shares	—	—
Ordinary shares	74	74
Additional paid-in capital	323,539	323,025
Deferred stock compensation	(8,699)	(7,266)
Accumulated other comprehensive loss	(1,274)	(1,517)
Accumulated deficit	(149,163)	(145,299)

Total shareholders’ equity	164,477	169,017

Total liabilities and shareholders’ equity	$184,048	$184,085

Shopping.com Ltd.

Reconciliation of Net income (loss) Attributable to Ordinary Shareholders to Adjusted Net Income and Adjusted EBITDA

(amounts in thousands)

	For the Three Months Ended
	March 31, 2004	March 31, 2005
Net income (loss) attributable to ordinary shareholders	$2,245	$3,862

Adjustments:
Stock-based compensation	2,012	398
Amortization of intangible assets	176	176

Adjusted Net Income	$4,433	$4,436

Restructuring and other nonrecurring charges	319	—
Depreciation and amortization	496	920
Interest and other (income) expense, net	(168)	(607)
Provision for income taxes	6	47

Adjusted EBITDA	$5,086	$4,796

Adjusted Net Income is defined as Net Income excluding stock-based compensation and amortization of intangibles

Adjusted EBITDA is defined as: GAAP net income plus deemed dividend, interest expense, provision for income taxes, depreciation, amortization, stock based compensation, and restructuring and other charges, and less interest and other income (expense), net.

Shopping.com Ltd.

First Quarter 2005 Earnings Release - Metrics

Business Outlook (in millions)	Q2’05	FY’05	Income Statement Summary (in millions)	Q1’05	Q1’04
Revenue	$28.0 - $29.0	$125.0 - $132.0	Revenue	$28.9	$21.0
			Cost of revenues	1.5	1.1
Adjusted net income	$2.3 - $2.8	$22.0 - $24.0	Research and development	3.1	2.5
			Sales and marketing	16.7	10.4
Depreciation and amortization	$1.1 - $1.3	$4.4 - $4.8	General and administrative	3.8	2.4
Interest and other income	$(0.7) - $(0.9)	$(2.9) - $(3.3)	Stock-based compensation	0.4	2.0
Provision for income taxes	$0.0 - $0.1	$0.1 - $0.2	Amortization of intangible assets	0.2	0.2
			Restructuring and other charges	0.0	0.3

Adjusted EBITDA	N/A	$24.0 - $26.0	Income from operations	3.3	2.1
			Interest and other income	0.6	0.2
Adjusted net income per diluted share	$0.07 - $0.09	$0.66 - $0.72	Provision for income taxes	0.0	0.0

			GAAP Net income	$3.9	$2.2
Weighted average basic shares	30.0 - 30.5	31.0 - 32.0	Stock-based compensation	0.4	2.0
Weighted average diluted shares	32.0 - 32.5	32.5 - 33.5	Amortization of intangible assets	0.2	0.2

			Adjusted Net Income	$4.4	$4.4
			Restructuring and other non recurring	0.0	0.3
			Depreciation and amortization	0.9	0.5
			Interest and other income	(0.6)	(0.2)
			Provision for income taxes	0.0	0.0

			Adjusted EBITDA	$4.8	$5.1

			Adjusted net income per diluted share	$0.14	$0.18

			Weighted average basic shares	29.6	21.4
			Weighted average diluted shares	31.6	24.0

Shopping.com Ltd.

First Quarter 2005 Earnings Release – Metrics cont.,

Key Operating Metrics

Paid Leads	FY’05	FY’04	On-Line Marketing Costs	FY’05	FY’04
(in millions)			(in millions)
Q1	82.3	67.7	Q1	$13.4	$8.0
Q2	—	68.2	Q2	—	9.7
Q3	—	68.5	Q3	—	9.4
Q4	—	91.6	Q4	—	13.5

Full Year	—	296.0	Full Year	—	$40.6

Average Revenue Per Paid Lead	FY’05	FY’04	Sponsor Revenue as % of Total Revenue	FY’05	FY’04
Q1	$0.332	$0.286	Q1	45%	42%
Q2	—	0.288	Q2	—	47%
Q3	—	0.314	Q3	—	47%
Q4	—	0.339	Q4	—	40%

Full Year	—	0.309	Full Year	—	44%

Lead Revenue / Advertising Revenue	FY’05	FY’04	Number of SKUs	FY’05	FY’04
(in millions)			(in millions)
Q1	$27.3 / $1.6	$19.3 / $1.7	Q1	9.0	5.8
Q2	—	19.7 / 1.7	Q2	—	7.3
Q3	—	21.6 / 1.4	Q3	—	7.4
Q4	—	31.0 / 2.6	Q4	—	9.1

Full Year	—	$91.6 / $7.4

Miscellaneous Metrics (in millions, except headcount)

Headcount (Full-Time / Total Heads)	FY’05	FY’04	Geographic Revenue	US / Intl FY’05	US / Intl FY’04
Q1	205 / 321	179 / 279	Q1	$24.5 / $4.4	$17.7 / $3.3
Q2	—	194 / 297	Q2	—	18.5 / 2.9
Q3	—	189 / 292	Q3	—	19.5 / 3.5
Q4	—	190 / 310	Q4	—	28.5 / 5.1

			Year	—	$84.2 / $14.8

Depreciation & Amortization	FY’05	FY’04	Capital Expenditures	FY’05	FY’04
Q1	$0.9	$0.5	Q1	$1.6	$1.3
Q2	—	0.6	Q2	—	2.4
Q3	—	0.8	Q3	—	1.0
Q4	—	0.9	Q4	—	1.0

Full Year	—	$2.8	Year	—	$5.7